UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 30, 2005

                                   IPEX, Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                    000-50774              41-2052984
(State or Other Jurisdiction     (Commission File       (I.R.S. Employer
     of Incorporation)                Number)         Identification Number)

             9255 Towne Centre Drive, Suite 235, San Diego, CA 92121
               (Address of principal executive offices) (zip code)

                                 (858) 720-8000
              (Registrant's telephone number, including area code)

                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective August 30, 2005, IPEX, Inc. (the "Company") appointed Darrell Grimsley, Jr. as a director of the Company. Upon his appointment, Mr. Grimsley was appointed as a member of the Company's Audit Committee and as a member of the Company's Compensation Committee. There was no arrangement or understanding between Mr. Grimsley and any other person pursuant to which he was selected as a director.

      Mr. Grimsley has been a practicing attorney during the last five years. From May 1, 1999 to present, Mr. Grimsley has been managing member of D.W. Grimsley, Jr., LLC, a law firm practicing in the areas of credit, toxic torts, employment law, due diligence reporting and business consulting and advising. From October 1, 2003, Mr. Grimsley has been managing member of The Bankruptcy Group, LLC a law firm focusing on business and consumer bankruptcy law. Since July 16, 2005, Mr. Grimsley has served as a member of the board of directors of Digicorp, a Utah corporation whose common stock is quoted on the OTC Bulletin Board (OTCBB: DGCO).

      There has been no transaction involving an amount exceeding $60,000 during the last two years, or any such proposed transaction, to which the Company was or is to be a party, and in which Mr. Grimsley had or is to have a direct or indirect material interest.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 IPEX, Inc.


Dated: August 31, 2005                           By: /s/ Gerald Beckwith
                                                     ---------------------------
                                                 Name:  Gerald Beckwith
                                                 Title: Chief Executive Officer

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